 QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.02

AMENDMENT NUMBER 1 TO
CHANGE IN CONTROL EMPLOYMENT AND SEVERANCE AGREEMENT

    THIS AMENDMENT NUMBER 1 ("AMENDMENT") to the Change in Control Employment and Severance Agreement dated March 10, 1998 (the "AGREEMENT"), between PAUL D. EDELHERTZ (the "EXECUTIVE") and ZAMBA CORPORATION, A DELAWARE CORPORATION (the "COMPANY"), is entered into this 5th day of May, 2000. This Amendment expressly modifies the Agreement in the manner stated below. Except as stated below, the terms and conditions contained in the Agreement shall remain in full force and effect.

    The Company and Executive hereby agree to amend the Agreement as follows:

1. Section 7.4 shall be amended by deleting the last sentence, which states the following:

  "None of such events occurring after January 10, 2000, shall constitute a Change in Control; accordingly, as provided in Section 1.2, this Agreement shall not become effective upon the occurrence of any such events after January 10, 2000."

    IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year written above.

ZAMBA CORPORATION,	PAUL D. EDELHERTZ
a Delaware corporation	Executive
By: /s/ Mike Carrel	/s/ Paul Edelhertz
Name: Michael Carrel
Title: CFO

QuickLinks

AMENDMENT NUMBER 1 TO CHANGE IN CONTROL EMPLOYMENT AND SEVERANCE AGREEMENT